Exhibit 4.2

R. R. DONNELLEY & SONS COMPANY

TO

J.P. MORGAN TRUST COMPANY,
NATIONAL ASSOCIATION
                                                                                  Trustee

Indenture

Dated as of                        ,

Subordinated Debt Securities

R. R. DONNELLEY & SONS COMPANY

Reconciliation and tie between Trust Indenture Act of 1939 and
Indenture, dated as of                     ,

Trust Indenture Act Section	Indenture Section
§ 310(a)(1)	609
(a)(2)	609
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(b)	608
610
§ 311(a)	613(a)
(b)	613(b)
(b)(2)	703(a)(2)
703(b)
§ 312(a)	701
702(a)
(b)	702(b)
(c)	702(c)
§ 313(a)	703(a)
(b)	703(b)
(c)	703(a), 703(b)
(d)	703(c)
§ 314(a)	704
(b)	Not Applicable
(c)(1)	102
(c)(2)	102
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	102
§ 315(a)	601(a)
(b)	602
703(a)(6)
(c)	601(b)
(d)	601(c)
(d)(1)	601(a)
601(c)
(d)(2)	601(c)(2)
(d)(3)	601(c)(3)
(e)	514
§ 316(a)	101
(a)(1)(A)	512
(a)(1)(B)	502
513
(a)(2)	Not Applicable
(b)	508
§ 317(a)(1)	503

(a)(2)	504
(b)	1003
§ 318(a)	107

Note:	This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

TABLE OF CONTENTS

PAGE
PARTIES	1
RECITALS OF THE COMPANY	1

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101. Definitions.	1
Act	2
Affiliate; control	2
Authenticating Agent	2
Board of Directors	2
Board Resolution	2
Business Day	2
capital stock; stock	2
Commission	3
Common Depositary	3
Company	3
Company Request; Company Order	3
Corporate Trust Office	3
corporation	4
covenant defeasance	4
Defaulted Interest	4
defeasance	4
Dollars; $	4
Event of Default	4
Government Obligations	4
Holder	4
Indenture	4
interest	4
Interest Payment Date	4
Maturity	4
Officers’ Certificate	5
Opinion of Counsel	5
Original Issue Discount Security	5
Outstanding	5
Paying Agent	6
Government Obligations	6
Government Obligations	6

i

ARTICLE 2

SECURITY FORMS

SECTION 201. Forms Generally.	11
SECTION 202. Form of Face of Security	12

PAGE
SECTION 203. Form of Reverse of Security.	14
SECTION 204. Form of Trustee’s Certificate of Authentication.	17
SECTION 205. Securities in Global Form.	18

ARTICLE 3

THE SECURITIES

ARTICLE 4

SATISFACTION AND DISCHARGE

SECTION 401. Satisfaction and Discharge of Indenture.	27
SECTION 402. Application of Trust Money	28

ARTICLE 5

REMEDIES

SECTION 501. Events of Default.	28
SECTION 502. Acceleration of Maturity; Rescission and Annulment.	29

v

		Page

SECTION 906.	Reference in Securities to Supplemental Indentures.	58
ARTICLE 10
COVENANTS

SECTION 1001.	Payment of Principal, Premium and Interest.	58

SECTION 1002.	Maintenance of Office or Agency.	58

SECTION 1003.	Money for Securities Payments to Be Held in Trust	59

SECTION 1004.	Corporate Existence.	60
ARTICLE 11
REDEMPTION OF SECURITIES

SECTION 1101.	Applicability of Article	60

SECTION 1102.	Election to Redeem; Notice to Trustee	60

SECTION 1103.	Selection by Trustee of Securities to Be Redeemed.	61

SECTION 1104.	Notice of Redemption	61

SECTION 1105.	Deposit of Redemption Price.	62

SECTION 1106.	Securities Payable on Redemption Date.	62

SECTION 1107.	Securities Redeemed in Part.	62
ARTICLE 12
SINKING FUNDS

SECTION 1201.	Applicability of Article.	63

SECTION 1202.	Satisfaction of Sinking Fund Payments with Securities.	63

SECTION 1203.	Redemption of Securities for Sinking Fund	63

ARTICLE 13

DEFEASANCE AND COVENANT DEFEASANCE

		Page

SECTION 1506.	Notice in Certain Events	78

SECTION 1507.	Company to Reserve Stock; Registration; Listing.	79

SECTION 1507.	Company to Reserve Stock; Registration; Listing.	79

SECTION 1507.	Company to Reserve Stock; Registration; Listing.	79

SECTION 1508.	Taxes on Conversion	79

SECTION 1509.	Conversion After Record Date.	80

SECTION 1510.	Corporate Action Regarding Par Value of Common Stock	80

SECTION 1511.	Company Determination Final.	80

SECTION 1512.	Trustee’s Disclaimer.	80

TESTIMONIUM

SIGNATURES AND SEALS

ACKNOWLEDGMENTS

INDENTURE, dated as of                 ,         , between R. R. DONNELLEY & SONS COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), having its principal office at 77 West Wacker Drive, Chicago, Illinois 60601, and J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States of America, as Trustee (herein called the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (herein called the “Securities”), to be issued in one or more series as in this Indenture provided.

All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101.    Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)  the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)  all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)  all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States at the date of such computation; and

(4)  the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

Certain terms, used principally in Article Six, are defined in that Article.

“Act”, when used with respect to any Holder, has the meaning specified in Section 104.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Authenticating Agent” means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Securities.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day”, when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law to close.

“capital stock” or “stock” includes capital stock, shares of beneficial interest, general partnership interests and limited partnership interests.

“Capitalized Lease Obligation” means indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles and the amount of such indebtedness shall be the capitalized amount of such obligations determined in accordance with such principles.

“Closing Price”, when used with respect to the Common Stock, means the last reported sale price of such stock as shown on the Composite Tape of the NYSE (or, if such stock is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which such stock is listed or admitted to trading), or, in case no such sale takes place on such day, the average of the closing bid and asked prices on the NYSE (or, if such stock is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which such stock is listed or admitted to trading), or, if it is not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as reported by the National Association of Securities Dealers Automated Quotation System (NASDAQ), or if such stock is not so reported, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc., selected from time to time by the Company for that purpose.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Depositary” has the meaning specified in Section 304.

“Common Stock” means the class of Common Stock, par value $1.25 per share, of the Company authorized at the date of this Indenture as originally signed, or any other class of stock resulting from successive changes or reclassifications of such Common Stock, and in any such case including any shares thereof authorized after the date of this Indenture, and any other shares of stock of the Company which do not have any priority in the payment of dividends or upon liquidation over any other class of stock.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor corporation.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Controller, an Assistant Controller, its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Conversion Agent” means any Person authorized by the Company to receive Securities to be converted into Common Stock on behalf of the Company. The Company initially authorizes the Trustee to act as Conversion Agent for the Securities on its behalf. The Company may at any time from time to time authorize one or more Persons to act as Conversion Agent in addition to or in place of the Trustee with respect to any series of Securities issued under this Indenture.

“Conversion Price” means, with respect to any series of Securities which are convertible into Common Stock, the price per share of Common Stock at which the Securities of such series are so convertible as set forth in the Board Resolution with respect to such series (or in any supplemental indenture entered into pursuant to Section 901(8) with respect to such series), as the same may be adjusted from time to time in accordance with Section 1503 (or such supplemental indenture).

“Corporate Trust Office” means the designated corporate trust office of the Trustee in Cleveland, Ohio at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at Suite 220, Chase Financial Tower, 250 West Huron Road, Cleveland, Ohio 44113, except that, with respect to presentation of Securities for payment or registration of transfers and exchanges and the location of the Security Registrar, such term means the office or agency office of the Trustee in said city at which at any particular time its corporate trust agency business shall be conducted, which at the date hereof is located at 2001 Bryan Street, Ninth Floor, Dallas, Texas 75201.

“corporation” includes corporations, associations, companies, business trusts, limited liability companies and other companies and limited partnerships.

“covenant defeasance” has the meaning specified in Section 1303.

“Current Market Price” means, on any date, the average of the daily Closing Prices per share of Common Stock for any 30 consecutive Trading Days selected by the Company prior to the date in question, which 30 consecutive Trading Day period shall not commence more than 45 Trading Days prior to the day in question; provided, that, with respect to Section 1503(3), the “Current Market Price” of the Common Stock shall mean the average of the daily Closing Prices per share of Common Stock for the 5 consecutive Trading Days ending on the date of the distribution referred to in Section 1503(3) (or if such date shall not be a Trading Day, on the Trading Day immediately preceding such date).

“Defaulted Interest” has the meaning specified in Section 307.

“defeasance” has the meaning specified in Section 1302.

“Dollars” and “$” means lawful money of the United States of America.

“Event of Default” has the meaning specified in Section 501.

“Government Obligations” has the meaning specified in Section 1304.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities established as contemplated by Section 301.

“interest”, when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an instalment of interest on such Security.

“Junior Subordinated Indebtedness” means (i) indebtedness of the Company (whether outstanding on the date of this Indenture or thereafter created, incurred, assumed or guaranteed by the Company) which, pursuant to the terms of the instrument creating or evidencing the same, is subordinate to the Securities in right of payment or in rights upon liquidation.

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an instalment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“NYSE” means the New York Stock Exchange.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Company, and who shall be reasonably acceptable to the Trustee.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.

“Outstanding”, when used with respect to Securities or Securities of any series, means, as of the date of determination, all such Securities theretofore authenticated and delivered under this Indenture, except:

(i)  Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)  Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided, that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)  Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; and

(iv)  Securities which have been defeased pursuant to Section 1302; provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (a) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be that portion of the principal amount thereof that could be declared to be due and payable upon the occurrence of an Event of Default and the continuation thereof pursuant to the terms of such Original Issue Discount Security as of the date of such determination and (b) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.

“Payment Blockage Notice” has the meaning specified in Section 1402.

“Payment Blockage Period” has the meaning specified in Section 1402.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment”, when used with respect to the Securities of any series, means the place or places where the principal of (and premium, if any) and interest on the Securities of that series are payable as specified as contemplated by Section 301.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 301.

“Responsible Officer”, when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any Vice President, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any senior trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 305.

“Senior Indebtedness” means the principal of and interest (including, without limitation, any interest accruing subsequent to the filing of a petition or other action concerning bankruptcy or other similar proceedings) on the following, whether currently outstanding or hereafter incurred: (i) all indebtedness of the Company (a) for money borrowed (other than that evidenced by the Securities), (b) which is evidenced by a note, debenture or similar instrument (including a purchase money mortgage) given in connection with the acquisition of any property or assets (other than inventory or other similar property acquired in the ordinary course of business), including securities, or (c) for the payment of money relating to a Capitalized Lease Obligation; (ii) any liabilities of others described in the preceding clause (i) which the Company has guaranteed or which is otherwise its legal liability; (iii) indebtedness of the Company under interest rate swaps, caps or similar hedging agreements and foreign exchange contracts, currency swaps or similar agreements; and (iv) renewals, extensions, refundings, restructurings, amendments and modifications of any such indebtedness or guarantee. Notwithstanding anything to the contrary in this Indenture or the Securities, “Senior Indebtedness” shall not include (w) any indebtedness of the Company to a Subsidiary, or (y) any Junior Subordinated Indebtedness.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

“Stated Maturity”, when used with respect to any Security or any instalment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such instalment of principal or interest is due and payable.

“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Trading Day” means, with respect to the Common Stock, so long as the Common Stock is listed or admitted to trading on the NYSE, a day on which the NYSE is open for the transaction of business, or, if the Common Stock is not listed or admitted to trading on the NYSE, a day on which the principal national securities exchange on which the Common Stock is listed is open for the transaction of business, or, if the Common Stock is not so listed or admitted for trading on any national securities exchange, a day on which NASDAQ is open for the transaction of business.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed, except as provided in Section 905.

“U.S. Depositary” means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more permanent global Securities, the Person designated as U.S. Depositary by the Company pursuant to Section 301, which must be a clearing agency registered under the Securities Exchange Act of 1934, as amended, until a successor U.S. Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “U.S. Depositary” shall mean or include each Person who is then a U.S. Depositary hereunder, and if at any time there is more than one such Person, “U.S. Depositary” shall mean the U.S. Depositary with respect to the Securities of that series.

“Vice President”, when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

SECTION 102.    Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include

(1)  a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)  a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)  a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103.    Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104.    Acts of Holders.

(a)  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b)  The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)  The ownership of Securities shall be proved by the Security Register.

(d)  Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION 105.    Notices, Etc., to Trustee and Company.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)  the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or

(2)  the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument, attention: Secretary or at any other address previously furnished in writing to the Trustee by the Company.

SECTION 106.    Notice to Holders; Waiver.

Where this Indenture or any Security provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein or in such Security expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture or any Security provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 107.    Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

SECTION 108.    Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109.    Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 110.    Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111.    Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112.    Governing Law.

This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 113.    Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day or on such other day as may be set out in the Officers’ Certificate pursuant to Section 301 hereof at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided, that, no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

ARTICLE 2

SECURITY FORMS

SECTION 201.    Forms Generally.

The Securities of each series shall be in substantially the form set forth in this Article, or in such other form as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 for the authentication and delivery of such Securities.

The Trustee’s certificates of authentication shall be in substantially the form set forth in this Article.

The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

SECTION 202.     Form of Face of Security.

[If the Security is an Original Issue Discount Security, insert—FOR PURPOSES OF SECTION 1272 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED, THE ISSUE PRICE OF THIS SECURITY IS            % OF ITS PRINCIPAL AMOUNT AND THE ISSUE DATE IS            ,            ]

R. R. DONNELLEY & SONS COMPANY

.........................................................................................
No. ...............	[$] ...........................

R. R. DONNELLEY & SONS COMPANY, a corporation duly organized and existing under the laws of Delaware (herein called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ..............................., or registered assigns, the principal sum of ............................ [Dollars] on .......................................................................... [If the Security is to bear interest prior to Maturity, insert—, and to pay interest thereon from ...................... or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on ................ and ................ in each year, commencing ............, at the rate of            % per annum, until the principal hereof is paid or made available for payment [If applicable insert—, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of            % per annum on any overdue principal and premium and on any overdue instalment of interest]. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the ........... or .......... (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the

Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture].

[If the Security is not to bear interest prior to Maturity, insert—The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal of this Security shall bear interest at the rate of            % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of            % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]

Payment of the principal of (and premium, if any) and [if applicable, insert—any such] interest on this Security will be made at the office or agency of the Company maintained for that purpose in            , in such coin or currency of the [United States of America] as at the time of payment is legal tender for payment of public and private debts [if applicable, insert—; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register].

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

R. R. DONNELLEY & SONS COMPANY

By:

Attest:

SECTION 203.     Form of Reverse of Security.

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of             ,              (herein called the “Indenture”), between the Company and J.P. Morgan Trust Company, National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [, limited in aggregate principal amount to $            ].

[If applicable, insert—The Securities of this series are subject to redemption upon not less than 30 days’ notice by mail, [if applicable, insert—(1) on            in any year commencing with the year            and ending with the year            through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, and (2)] at any time [on or after            ,            ], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed [on or before            , %, and if redeemed] during the 12-month period beginning of the years indicated,

Year	Redemption Price	Year	Redemption Price

and thereafter at a Redemption Price equal to            % of the principal amount, together in the case of any such redemption [if applicable, insert—(whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date, but interest instalments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

[If applicable, insert—The Securities of this series are subject to redemption upon not less than 30 days’ notice by mail, (1) on in any year commencing with the year and ending with the year through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [on or after ], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during a 12-month period beginning of the years indicated,

Year	Redemption Price For Redemption Through Operation of the Sinking Fund	Redemption Price For Redemption Otherwise Than Through Operation of the Sinking Fund

and thereafter at a Redemption Price equal to % of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date, but interest instalments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

[Notwithstanding the foregoing, the Company may not, prior to            , redeem any Securities of this series as contemplated by [Clause (2) of] the preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than        % per annum.]

[The sinking fund for this series provides for the redemption on in each year beginning with the year and ending with the year of [not less than]

$ ..................................[(“mandatory sinking fund”) and not more than $ ..................... ] aggregate principal amount of Securities of this series. [Securities of this series acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made—in the inverse order in which they become due.]

In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

[If the Security is not an Original Issue Discount Security,—If any Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]

[If the Security is an Original Issue Discount Security,—If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to—insert formula for determining the amount. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of and interest, if any, on the Securities of this series shall terminate.]

[The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.]

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same Stated Maturity and aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of [$            ] and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

SECTION 204.    Form of Trustee’s Certificate of Authentication.

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

J.P	. MORGAN TRUST COMPANY,
NATIONAL ASSOCIATION,
as	Trustee

By
Authorized Officer

SECTION 205.    Securities in Global Form.

If Securities of a series are issuable in global form, as specified as contemplated by Section 301, then, notwithstanding the provisions of Section 302, any such Security shall represent such of the Outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 303 or Section 304. Subject to the provisions of Section 303 and, if applicable, Section 304, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section 303 or 304 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing but need not comply with Section 102 and need not be accompanied by an Opinion of Counsel.

The provisions of Section 309 shall apply to any Security represented by a Security in global form if such Security was never issued and sold by the Company and the Company delivers to the Trustee the Security in global form together with written instructions (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby.

Notwithstanding the provisions of Sections 201 and 307, unless otherwise specified as contemplated by Section 301, payment of principal of and any premium and interest on any Security in permanent global form shall be made to the Person or Persons specified therein.

Notwithstanding the provisions of Section 308 and except as provided in the preceding paragraph, the Company, the Trustee and any agent of the Company and the Trustee shall treat a Person as the Holder of such principal amount of Outstanding Securities represented by a permanent global Security as shall be specified in a written statement of the Holder of such permanent global Security.

ARTICLE 3

THE SECURITIES

SECTION 301.    Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution, and set forth in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,

(1)  the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

(2)  any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 306, 906 or 1107);

(3)  whether any Securities of the series are to be issuable in permanent global form with or without coupons and, if so, (i) whether beneficial owners of interests in any such permanent global Security may exchange such interests for Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 305, and (ii) the name of the Common Depositary (as defined in Section 304) or the U.S. Depositary, as the case may be, with respect to any global Security;

(4)  the date or dates on which the principal of the Securities of the series is payable;

(5)  the rate or rates at which the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date for the interest payable on any Interest Payment Date;

(6)  the place or places where the principal of (and premium, if any) and interest on Securities of the series shall be payable;

(7)  the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company, pursuant to any sinking fund or otherwise;

(8)  the obligation, if any, of the Company to redeem or purchase Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation, and, where applicable, the obligation of the Company to select the Securities to be redeemed;

(9)  if other than Dollars and denominations of $1,000 and any integral multiple thereof, the currency or composite currencies and denominations in which Securities of the series shall be issuable;

(10)  if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502;

(11) additional Events of Default with respect to Securities of the series, if any, other than those set forth herein;

(12) the application, if any, of either or both of Section 1302 and Section 1303 to the Securities of the series;

(13) whether the series of Securities is convertible and if Article Fifteen shall be applicable to the Securities of the series (provided, that, if convertability is not specified, then the Securities of the series shall not be convertible and Article Fifteen shall not apply; and provided, further, that if the series of Securities is convertible and if no applicability of Article Fifteen shall be specified, then Article Fifteen shall be applicable to the Securities of the series);

(14) to provide for the terms and conditions of conversion into Common Stock of the Securities of any series which are convertible into Common Stock, if different from those set forth in Article Fifteen; and

(15) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture).

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution and set forth in such Officers’ Certificate or in any such indenture supplemental hereto.

If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the series.

SECTION 302.    Denominations.

The Securities of each series shall be issuable in registered form without coupons in such denominations as shall be specified as contemplated by Section 301. In the absence of any such provisions with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof.

SECTION 303.    Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities. If the form or terms of the Securities of the series have been established in or pursuant to one or more Board Resolutions as permitted by Sections 201 and 301, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating,

(a)  if the form of such Securities has been established by or pursuant to Board Resolution as permitted by Section 201, that such form has been established in conformity with the provisions of this Indenture;

(b)  if the terms of such Securities have been established by or pursuant to Board Resolution as permitted by Section 301, that such terms have established in conformity with the provisions of this Indenture;

(c)  that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles; and

(d)  that no consent, approval, authorization, order, registration or qualification of or with any court or any governmental agency or body having jurisdiction over the Company is required for the execution and delivery of such Securities by the Company, except such as have been obtained (except that no opinion need be expressed as to state securities or Blue Sky laws).

If such form or terms have been so established, the Trustee shall not be required to authenticate such Secrities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee, or if the Trustee determines that such authentication may not lawfully be made or if the Trustee reasonably determines that such authentication would involve the Trustee in personal liability.

Notwithstanding the provisions of Section 301 and of the immediately preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers’ Certificate otherwise required pursuant to Section 301 or the Company Order and Opinion of Counsel otherwise required pursuant to the immediately preceding paragraph at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

Unless otherwise provided for in the form of Security, each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

SECTION 304.    Temporary Securities.

Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

Except in the case of temporary Securities in global form (which shall be exchanged in accordance with the provisions of Section 305), if temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations. Until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

If temporary Securities of any series are issued in global form, any such temporary global Security shall, unless otherwise provided therein, be delivered to the office of a depositary or common depositary (the “Common Depositary”) for credit to the respective accounts of the beneficial owners of such Securities (or to such other accounts as they may direct).

SECTION 305.    Registration, Registration of Transfer and Exchange.

The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided

Upon surrender for registration of transfer of any Security of any series at the office or agency of the Company in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of a like aggregate principal amount.

At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of a like aggregate principal amount and Stated Maturity, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 301, any permanent global Security shall be exchangeable only as provided in this paragraph. If the beneficial owners of interests in a permanent global Security are entitled to exchange such interests for Securities of such series and of like tenor and principal amount of another authorized form and denomination, as specified and as subject to the conditions contemplated by Section 301, then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged, the Company shall deliver to the Trustee definitive Securities of that series in aggregate principal amount equal to the principal amount of such permanent global Security, executed by the Company. On or after the earliest date on which such interests may be so exchanged, such permanent global Securities shall be surrendered from time to time by the Common Depositary or the U.S. Depositary, as the case may be, and in accordance with instructions given to the Trustee and the Common Depositary or the U.S. Depositary, as the case may be (which instructions shall be in writing but need not comply with Section 102 or be accompanied by an Opinion of Counsel), as shall be specified in the Company Order with respect thereto to the Trustee, as the Company’s agent for such purpose, to be exchanged, in whole or in part, for definitive Securities of the same series without charge. The Trustee shall authenticate and make available for delivery, in exchange for each portion of such surrendered permanent global Security, a like aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such permanent global Security to be exchanged which shall be in the form of the Securities of such series; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of that series selected for redemption under Section 1103 and ending at the close of business on the day of such mailing. Promptly following any such exchange in part, such permanent global Security shall be returned by the Trustee to the Common Depositary or the U.S. Depositary, as the case may be, or such other Common Depositary or U.S. Depositary referred to above in accordance with the instructions of the Company referred to above. If a Security in the form specified for such series is issued in exchange for any portion of a permanent global Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of interest or Defaulted Interest, as the case may be, such interest or Defaulted Interest will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Security in the form specified for such series, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such permanent global Security is payable in accordance with the provisions of this Indenture.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

Unless otherwise provided in the Securities to be transferred or exchanged, no service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906 or 1107 not involving any transfer.

The Company shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of that series selected for redemption under Section 1103 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

SECTION 306.     Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 307.    Payment of Interest; Interest Rights Preserved.

Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

(1)    The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such series at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the

Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

(2)    The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 308.    Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 307) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 309.    Cancellation.

All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be destroyed and certification of their destruction delivered to the Company, unless, by a Company Order, the Company shall direct that cancelled Securities be returned to it.

SECTION 310.     Computation of Interest.

Except as otherwise specified as contemplated by Section 301 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a year of twelve 30-day months.

ARTICLE 4

SATISFACTION AND DISCHARGE

SECTION 401.     Satisfaction and Discharge of Indenture.

This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), when the Trustee, upon Company Request and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1) either

(A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(B) all such Securities not theretofore delivered to the Trustee for cancellation

(i) have become due and payable, or

(ii) will become due and payable at their Stated Maturity within one year, or

(iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607, the obligations of the Company to any Authenticating Agent under Section 614 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

SECTION 402.     Application of Trust Money.

Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

ARTICLE 5

REMEDIES
SECTION 501.     Events of Default.

“Event of Default”, wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)  default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2)  default in the payment of the principal of (or premium, if any, on) any Security of that series at its Maturity; or

(3)  default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series; or

(4)  default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(5) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of all or substantially all of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

(6) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of all or substantially all of its property, or the making by it of a general assignment for the benefit of creditors; or

(7) any other Event of Default provided with respect to Securities of that series.

SECTION 502.     Acceleration of Maturity; Rescission and Annulment.

If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all of the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.

At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

(1) the Company has paid or deposited with the Trustee a sum sufficient to pay

(A) all overdue interest on all Securities of that series,

(B) the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities,

(C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

and

(2) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503.     Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if

(1) default is made in the payment of any interest on any Security of any series when such interest becomes due and payable and such default continues for a period of 30 days, or

(2) default is made in the payment of the principal of (or premium, if any, on) any Security of any series at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504.     Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 505.    Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 506.     Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:     To the payment of all amounts due the Trustee under Section 607;

SECOND:     To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and

THIRD:     To the Company.

SECTION 507.     Limitation on Suits.

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee reasonable indemnity against the fees, costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

SECTION 508.     Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 307) interest on such Security on the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509.     Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510.     Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511.     Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512.     Control by Holders.

The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided, that,

(1)  such direction shall not be in conflict with any rule of law or with this Indenture;

(2)  the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

(3)  subject to Sections 601 and 603(c), the Trustee need not take any action which might involve the Trustee in personal liability or be unduly prejudicial to the Holders not joining therein.

SECTION 513.     Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default

(1)  in the payment of the principal of (or premium, if any) or interest on any Security of such series, or

(2)  in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture and the Securities of such series; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514.    Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

SECTION 515.    Waiver of Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 6

THE TRUSTEE

SECTION 601.     Certain Duties and Responsibilities.

(a)  Except during the continuance of an Event of Default,

(1)  the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

(b)  In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c)  No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that

(1)  this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(2)  the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)  the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series, determined as provided in Section 512, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and

(4)  no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)  Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 602.    Notice of Defaults.

Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit by mail to all Holders of Securities of such series, as their names and addresses appear in the Security Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Security of such series or in the payment of any sinking fund instalment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Securities of such series; and provided, further, that in the case of any default of the character specified in Section 501(4) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

SECTION 603.    Certain Rights of Trustee.

        Subject to the provisions of Section 601:

(a)  the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)  any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c)  whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(d)  the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)  the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security, or indemnity against the fees, costs, expenses (including, but not limited to, attorneys fees and expenses) and liabilities which might be incurred by it in compliance with such request or direction;

(f)  prior to the occurrence of an Event of Default with respect to the Securities of any series and after the curing or waiving of all such Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval or other paper or document, or the books and records of the Company, unless requested in writing to do so by the Holders of a majority in principal amount of the Outstanding Securities of any series; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is not, in the opinion of the Trustee, reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such fees, costs, expenses or liabilities as a condition to so proceeding; the reasonable expense of every such investigation shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand;

(g)  the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

(h)  the Trustee shall not be required to take notice of, and shall not be deemed to have notice of, any Event of Default hereunder, except Events of Default described in paragraphs (1), (2) and (3) of Section 501 hereof, unless the Trustee shall be given written notice of the Event of Default by the Company or by the Holders of at least 10% of the aggregate principal amount of the Outstanding Securities of that series; in the absence of delivery of a notice satisfying those requirements, the Trustee may assume conclusively that there is no Event of Default except as noted above.

SECTION 604.    Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the

Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 605.    May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 606.    Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

SECTION 607.    Compensation and Reimbursement.

The Company agrees

(1)  to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)  except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; and

(3)  to indemnify the Trustee and its directors, officers, agents and employees for, and to hold each of them harmless against, any loss, liability or expense incurred without negligence or willful misconduct on their part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder.

The provisions of this Section 607 shall survive this Indenture.

SECTION 608.    Disqualification; Conflicting Interests.

(a)  If the Trustee has or shall acquire any conflicting interest, as defined in this Section, with respect to the Securities of any series, it shall, within 90 days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign with respect to the Securities of that series in the manner and with the effect hereinafter specified in this Article.

(b)  In the event that the Trustee shall fail to comply with the provisions of Subsection (a) of this Section with respect to the Securities of any series, the Trustee shall, within 10 days after the expiration of such 90-day period, transmit by mail to all Holders of Securities of that series, as their names and addresses appear in the Security Register, notice of such failure.

(c)  For the purposes of this Section, the Trustee shall be deemed to have a conflicting interest with respect to the Securities of any series if the Securities of such series are in default (as such term is defined herein, but exclusive of any period of grace or requirement of notice) and:

(1)  the Trustee is trustee under this Indenture with respect to the Outstanding Securities of any series other than that series or is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Company are outstanding, unless such other indenture is a collateral trust indenture under which the only collateral consists of Securities issued under this Indenture, provided, that, there shall be excluded from the operation of this paragraph this Indenture with respect to the Securities of any series other than that series or any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if

(i)  this Indenture and such other indenture or indentures are wholly unsecured and such other indenture or indentures are hereafter qualified under the Trust Indenture Act, unless the Commission shall have found and declared by order pursuant to Section 305(b) or Section 307(c) of the Trust Indenture Act that differences exist between the provisions of this Indenture with respect to Securities of that series and one or more other series or the provisions of such other indenture or indentures which are so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture with respect to the Securities of that series and such other series or under such other indenture or indentures, or

(ii)  the Company shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that trusteeship under this Indenture with respect to the Securities of that series and such other series or such other indenture or indentures is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture with respect to the Securities of that series and such other series or under such other indenture or indentures;

(2)  the Trustee or any of its directors or executive officers is an obligor upon the Securities or an underwriter for the Company;

(3)  the Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with the Company or an underwriter for the Company;

(4)  the Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee or representative of the Company, or of an underwriter (other than the Trustee itself) for the Company who is currently engaged in the business of underwriting, except that (i) one individual may be a director or an executive officer, or both, of the Trustee and a director or an executive officer, or both, of the Company but may not be at the same time an executive officer of both the Trustee and the Company; (ii) if and so long as the number of directors of the Trustee in office is more than nine, one additional individual may be a director or an executive officer, or both, of the Trustee and a director of the Company; and (iii) the Trustee may be designated by the Company or by any underwriter for the Company to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent or depositary, or in any other similar capacity, or, subject to the provisions of paragraph (1) of this Subsection, to act as trustee, whether under an indenture or otherwise;

(5)  10% or more of the voting securities of the Trustee is beneficially owned either by the Company or by any director, partner or executive officer thereof, or 20% or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or 10% or more of the voting securities of the Trustee is beneficially owned either by an underwriter for the Company or by any director, partner or executive officer thereof, or is beneficially owned, collectively, by any two or more such persons;

(6)  the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this Subsection defined), (i) 5% or more of the voting securities, or 10% or more of any other class of security, of the Company not including the Securities issued under this Indenture and securities issued under any other indenture under which the Trustee is also trustee, or (ii) 10% or more of any class of security of an underwriter for the Company;

(7)  the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this Subsection defined), 5% or more of the voting securities of any person who, to the knowledge of the Trustee, owns 10% or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, the Company;

(8)  the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this Subsection defined), 10% or more of any class of security of any person who, to the knowledge of the Trustee, owns 50% or more of the voting securities of the Company; or

(9)  the Trustee owns, on the date of default on a Security or any anniversary of such default, in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of 25% or more of the voting securities, or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under paragraph (6), (7) or (8) of this Subsection. As to any such securities of which the Trustee acquired ownership through becoming executor, administrator or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply, for a period of two years from the date of such acquisition, to the extent that such securities included in such estate do not exceed 25% of such voting securities or 25% of any such class of security. Promptly after the date of any such default and the anniversary of such default if such default shall be continuing, the Trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of such dates. If the Company fails to make payment in full of the principal of (or premium, if any) or interest on any of the Securities when and as the same becomes due and payable, and such failure continues for 30 days thereafter, the Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such 30-day period, and after such date, notwithstanding the foregoing provisions of this paragraph, all such securities so held by the Trustee, with sole or joint control over such securities vested in it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustee for the purposes of paragraphs (6), (7) and (8) of this Subsection.

The specification of percentages in paragraphs (5) to (9), inclusive, of this Subsection shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of paragraph (3) or (7) of this Subsection.

For the purposes of paragraphs (6), (7), (8) and (9) of this Subsection only, (i) the terms “security” and “securities” shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness; (ii) an obligation shall be deemed to be “in default” when a default in payment of principal shall have continued for 30 days or more and shall not have been cured; and (iii) the Trustee shall not be deemed to be the owner or holder of (A) any security which it holds as collateral security, as trustee or otherwise, for an obligation which is not in default as defined in clause (ii) above, or (B) any security which it holds as collateral security under this Indenture, irrespective of any default hereunder, or (C) any security which it holds as agent for collection, or as custodian, escrow agent or depositary, or in any similar representative capacity.

(d) For the purposes of this Section:

(1) The term “underwriter”, when used with reference to the Company, means every person who, within one year prior to the time as of which the determination is made, has purchased from the Company with a view to, or has offered or sold for the Company in connection with, the distribution of any security of the Company outstanding at such time, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors’ or sellers’ commission.

(2)  The term “director” means any director of a corporation or any individual performing similar functions with respect to any organization, whether incorporated or unincorporated.

(3)  The term “person” means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, an unincorporated organization or a government or political subdivision thereof. As used in this paragraph, the term “trust” shall include only a trust where the interest or interests of the beneficiary or beneficiaries are evidenced by a security.

(4)  The term “voting security” means any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person.

(5)  The term “Company” means any obligor upon the Securities.

(6)  The term “executive officer” means the president, every vice president, every trust officer, the cashier, the secretary and the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization whether incorporated or unincorporated, but shall not include the chairman of the board of directors.

(e)  The percentages of voting securities and other securities specified in this Section shall be calculated in accordance with the following provisions:

(1)  A specified percentage of the voting securities of the Trustee, the Company or any other person referred to in this Section (each of whom is referred to as a “person” in this paragraph) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

(2)  A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.

(3)  The term “amount”, when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares and the number of units if relating to any other kind of security.

(4)  The term “outstanding” means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:

(i)  securities of an issuer held in a sinking fund relating to securities of the issuer of the same class;

(ii)  securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

(iii)  securities pledged by the issuer thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise; and

(iv)  securities held in escrow if placed in escrow by the issuer thereof;

provided, however, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.

(5)  A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges; provided, however, that, in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes and provided, further, that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

SECTION 609.    Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be an association or a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000 subject to supervision or examination by Federal or State authority and having its Corporate Trust Office in Cleveland, Ohio or New York, New York, to the extent there is such an institution eligible and willing to serve. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 610.    Resignation and Removal; Appointment of Successor.

(a)  No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

(b)  The Trustee may resign at any time with respect to the Securities of one or more series by giving 60 days’ written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(c)  The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.

(d)  If at any time:

(1)  the Trustee shall fail to comply with Section 608(a) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2)  the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(3)  the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to all Securities, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

(e)  If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company with respect to such Securities. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 611, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to all Holders of Securities of such series as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

SECTION 611.    Acceptance of Appointment by Successor.

(a)  In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its outstanding fees and expenses, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b)  In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

(c)  Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d)  No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 612.    Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 613.    Preferential Collection of Claims Against Company.

(a)  Subject to Subsection (b) of this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within three months prior to a default, as defined in Subsection (c) of this Section, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the Holders of the Securities and the holders of other indenture securities, as defined in Subsection (c) of this Section:

(1)  an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such three months’ period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this Subsection, or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

(2)  all property received by the Trustee in respect of any claims as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such three months’ period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

Nothing herein contained, however, shall affect the right of the Trustee:

(A)  to retain for its own account (i) payments made on account of any such claim by any Person (other than the Company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third Person, and (iii) distributions made in cash, securities or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law;

(B)  to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such three months’ period;

(C)  to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such three months’ period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default, as defined in Subsection (c) of this Section, would occur within three months; or

(D)  to receive payment on any claim referred to in paragraph (B) or (C), against the release of any property held as security for such claim as provided in paragraph (B) or (C), as the case may be, to the extent of the fair value of such property.

For the purposes of paragraphs (B), (C) and (D), property substituted after the beginning of such three months’ period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned among the Trustee, the Holders and the holders of other indenture securities in such manner that the Trustee, the Holders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee and the Holders and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term “dividends” shall include any distribution with respect to such claim, in bankruptcy or receivership or proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, whether such distribution is made in cash, securities or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceedings for reorganization is pending shall have jurisdiction (i) to apportion among the Trustee, the Holders and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee and the Holders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

Any Trustee which has resigned or been removed after the beginning of such three months’ period shall be subject to the provisions of this Subsection as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such three months’ period, it shall be subject to the provisions of this Subsection if and only if the following conditions exist:

(i)  the receipt of property or reduction of claim, which would have given rise to the obligation to account, if such Trustee had continued as Trustee, occurred after the beginning of such three months’ period; and

(ii)  such receipt of property or reduction of claim occurred within three months after such resignation or removal.

(b)  There shall be excluded from the operation of Subsection (a) of this Section a creditor relationship arising from:

(1)  the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

(2)  advances authorized by a receivership or bankruptcy court of competent jurisdiction or by this Indenture, for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advances and of the circumstances surrounding the making thereof is given to the Holders at the time and in the manner provided in this Indenture;

(3)  disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

(4)  an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction, as defined in Subsection (c) of this Section;

(5)  the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; and

(6)  the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper, as defined in Subsection (c) of this Section.

(c)  For the purposes of this Section only:

(1)  the term “default” means any failure to make payment in full of the principal of or interest on any of the Securities or upon the other indenture securities when and as such principal or interest becomes due and payable;

(2)  the term “other indenture securities” means securities upon which the Company is an obligor outstanding under any other indenture (i) under which the Trustee is also trustee, (ii) which contains provisions substantially similar to the provisions of this Section, and (iii) under which a default exists at the time of the apportionment of the funds and property held in such special account;

(3)  the term “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand;

(4)  the term “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation;

(5)  the term “Company” means any obligor upon the Securities; and

(6)  the term “Federal Bankruptcy Act” means the Bankruptcy Act or Title 11 of the United States Code.

SECTION 614.    Appointment of Authenticating Agent.

At any time when any of the Securities remain Outstanding the Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of, and subject to the direction of, the Trustee to authenticate Securities of such series issued upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the

Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be an association or a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $100,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

J.P	. MORGAN TRUST COMPANY,
NA	TIONAL ASSOCIATION,
As	Trustee

By	:
As Authenticating Agent

By	:
Authorized Officer

ARTICLE 7

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701.    Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee

(a)  semi-annually, not later than January 1 and July 1 in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of the preceding December 15 or June 15, as the case may be, and

(b)   at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, provided, however, that so long as the Trustee is the Security Registrar, no such list shall be required to be furnished.

SECTION 702.    Preservation of Information; Communications to Holders.

(a)  The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

(b)  If three or more Holders (herein referred to as “applicants”) apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Indenture or under the Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either

(i)  afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 702(a), or

(ii)  inform such applicants as to the approximate number of Holders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 702(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 702(a) a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interest of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed; shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

(c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 702(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 702(b).

SECTION 703.    Reports by Trustee.

(a)  Within 60 days after May 15 of each year commencing with the year 20__ the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, a brief report dated as of such May 15 with respect to:

(1)  its eligibility under Section 609 and its qualifications under Section 608, or in lieu thereof, if to the best of its knowledge it has continued to be eligible and qualified under said Sections, a written statement to such effect;

(2)  the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than ½ of 1% of the principal amount of the Securities Outstanding on the date of such report.

(3)  the amount, interest rate and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Securities) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in Section 613(b)(2), (3), (4) or (6);

(4)  the property and funds, if any, physically in the possession of the Trustee as such on the date of such report;

(5)  any additional issue of Securities which the Trustee has not previously reported; and

(6)  any action taken by the Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Securities, except action in respect of a default, notice of which has been or is to be withheld by the Trustee in accordance with Section 602.

(b)  The Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to Subsection (a) of this Section (or if no such report has yet been so transmitted, since the date of execution of this instrument) for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities, on property or funds held or collected by it as Trustee and which it has not previously reported pursuant to this Subsection, except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of the Securities Outstanding at such time, such report to be transmitted within 90 days after such time.

(c)  A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when any Securities are listed on any stock exchange.

SECTION 704.    Reports by Company.

The Company shall:

(1)  file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules, and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(2)  file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(3)  transmit by mail to all Holders, as their names and addresses appear in the Security Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

ARTICLE 8

CONSOLIDATION, MERGER, LEASE, SALE OR TRANSFER

SECTION 801.    Company May Consolidate, Etc., on Certain Terms.

Nothing in this Indenture or in any of the Securities shall prevent any consolidation of the Company with or merger of the Company into any other corporation or shall prevent any lease, sale or transfer of all or substantially all of the property and assets of the Company to any other Person; provided, however, and the Company covenants and agrees, that any such consolidation, merger, lease, sale or transfer shall be upon the condition that:

(1)  the due and punctual payment of the principal of, and premium, if any, and interest on, all Securities according to their tenor; and the due and punctual performance and observance of all terms, covenants and conditions of this Indenture to be kept or performed by the Company shall, by an indenture supplemental hereto, executed and delivered to the Trustee, be assumed by the corporation formed by such consolidation or into which the Company shall have merged or the Person which shall have acquired by lease, sale or transfer all or substantially all of the property and assets of the Company;

(2)  immediately after giving effect to such transaction and treating any indebtedness for borrowed money which becomes an obligation of the Company as a result of such transaction as having been incurred by the Company at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(3)  the corporation formed by such consolidation or into which the Company shall have merged or the Person which shall have acquired by sale or transfer, or which leases, all or substantially all of the property or assets of the Company shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia.

SECTION 802.    Opinion of Counsel.

The Company shall deliver promptly an Officers’ Certificate and an Opinion of Counsel which the Trustee shall, subject to the provisions of Section 601 of this Indenture, be fully protected in relying upon as conclusive evidence that any such consolidation, merger, lease, sale or transfer complies with the foregoing conditions and provisions of this Article.

SECTION 803.    Successor Corporation Substituted.

Upon any consolidation by the Company with or merger by the Company into any other corporation or any lease, sale or transfer of all or substantially all of the property and assets of the Company in accordance with Section 801, the successor corporation formed by such consolidation or into which the Company is merged or to which such lease, sale or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE 9

SUPPLEMENTAL INDENTURES

SECTION 901.    Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1)  to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

(2)  to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

(3)  to add any additional Events of Default with respect to all or any series of Securities; or

(4)  to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons; or

(5)  to change or eliminate any of the provisions of this Indenture, provided, that, any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

(6)  to establish the form or terms of Securities of any series as permitted by Sections 201 and 301; or

(7)  to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611(b); or

(8)  to provide for the terms and conditions of conversion into Common Stock of the Securities of any series which are convertible into Common Stock, if different from those set forth in Article Fifteen; or

(9)  to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect.

SECTION 902.    Supplemental Indentures with Consent of Holders.

With the consent of the Holders of a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

(1)  change the Stated Maturity of the principal of, or any instalment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, or change any Place of Payment where, or the coin or currency in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

(2)  reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

(3)  modify any of the provisions of this Section or Section 513, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Sections 611(b) and 901(7).

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

An amendment under this Section may not make any change that adversely affects the rights under Article Fourteen of any holder of any Senior Indebtedness unless the holders such Senior Indebtedness, pursuant to its terms, consent to the change.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903.    Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by his Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 904.    Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905.    Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 906.    Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

ARTICLE 10

COVENANTS

SECTION 1001.    Payment of Principal, Premium and Interest.

The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of (and premium, if any) and interest on the Securities of that series in accordance with the terms of the Securities of that series and this Indenture.

SECTION 1002.    Maintenance of Office or Agency.

The Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The

Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 1003.    Money for Securities Payments to Be Held in Trust.

If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, prior to each due date of the principal of (and premium, if any) or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1)  hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2)  give the Trustee notice of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment of principal (and premium, if any) or interest on the Securities of that series; and

(3)  at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security of any series and remaining unclaimed for three years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on

Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York, New York, notice that, such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

In the absence of receipt of a Company Request, the Trustee shall from time to time deliver such unclaimed funds to or as directed by pertinent escheat authority, as identified by the Trustee in its sole discretion, pursuant to and in accordance with applicable unclaimed property laws, rules or regulations. Any such delivery shall be in accordance with the customary practices and procedures of the Trustee and the escheat authority. All moneys held by the Trustee and subject to this Section shall be held uninvested and without liability for interest thereon. Before making any payment under this Section 1003, the Trustee shall be entitled to receive, at the Company’s expense, an Opinion of Counsel to the effect that said payment is permitted under applicable law.

SECTION 1004.    Corporate Existence.

Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

ARTICLE 11

REDEMPTION OF SECURITIES

SECTION 1101.    Applicability of Article.

Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article.

SECTION 1102.    Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Securities of any series, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction.

SECTION 1103.    Selection by Trustee of Securities to Be Redeemed.

If less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 90 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series; provided, that, in case the Securities of such series have different terms and maturities, the Securities to be redeemed shall be selected by the Company and the Company shall give notice thereof to the Trustee.

The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed

SECTION 1104.    Notice of Redemption.

Notice of redemption shall be given by first-class mail, postage prepaid mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

All notices of redemption shall state:

(1)  the Redemption Date,

(2)  the Redemption Price,

(3)  if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed,

(4)  that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

(5)  the place or places where such Securities are to be surrendered for payment of the Redemption Price, and

(6)  that the redemption is for a sinking fund, if such is the case.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

SECTION 1105.    Deposit of Redemption Price.

Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

SECTION 1106.    Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular or Special Record Dates according to their terms and the provisions of Section 307.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefore in the Security.

SECTION 1107.    Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at an office or agency of the Company at a Place of Payment therefore (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and Stated Maturity, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE 12

SINKING FUNDS

SECTION 1201.    Applicability of Article.

The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series, except as otherwise specified as contemplated by Section 301 for Securities of such series.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment”. If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

SECTION 1202.    Satisfaction of Sinking Fund Payments with Securities.

The Company (1) may deliver Outstanding Securities of a series (other than any Securities previously called for redemption) and (2) may apply as a credit Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided, that, such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

SECTION 1203.    Redemption of Securities for Sinking Fund.

Not less than 60 days prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 1202 and will also deliver to the Trustee any Securities to be so delivered. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.

ARTICLE 13

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1301.    Applicability of Article; Company’s Option to Effect Defeasance or Covenant Defeasance.

If pursuant to Section 301 provision is made for either or both of (a) defeasance of the Securities of a series under Section 1302 or (b) covenant defeasance of the Securities of a series under Section 1303, then the provisions of such Section or Sections, as the case may be, together with the other provisions of this Article Thirteen, shall be applicable to the Securities of such series, and the Company may at its option by Board Resolution, at any time, with respect to the Securities of such series, elect to have either Section 1302 (if applicable) or Section 1303 (if applicable) be applied to the Outstanding Securities of such series upon compliance with the applicable conditions set forth below in this Article Thirteen.

SECTION 1302.    Defeasance and Discharge.

Upon the Company’s exercise of the option provided in Section 1301 to defease the Outstanding Securities of a particular series, the Company shall be discharged from its obligations with respect to the Outstanding Securities of such series on the date the applicable conditions set forth in Section 1304 are satisfied (hereinafter, “defeasance”). Defeasance shall mean that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities of such series and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same); provided, however, that the following rights, obligations, powers, trusts, duties and immunities shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Securities of such series to receive, solely from the trust fund provided for in Section 1304, payments in respect of the principal of (and premium, if any) and interest on such Securities when such payments are due, (B) the Company’s obligations with respect to such Securities under Sections 304, 305, 306, 1002 and 1003, (C) the rights, powers, trusts, duties, indemnities and immunities of the Trustee hereunder and (D) this Article Thirteen. Subject to compliance with this Article Thirteen, the Company may exercise its option with respect to defeasance under this Section 1302 notwithstanding the prior exercise of its option with respect to covenant defeasance under Section 1303 in regard to the Securities of such series.

SECTION 1303.    Covenant Defeasance.

Upon the Company’s exercise of the option provided in Section 1301 to obtain a covenant defeasance with respect to the Outstanding Securities of a particular series, the Company shall be released from its obligations under Article Eight with respect to the Outstanding Securities of such series on and after the date the applicable conditions set forth in Section 1304 are satisfied (hereinafter, “covenant defeasance”). Covenant defeasance shall mean that, with respect to the Outstanding Securities of such series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in Article Eight, whether directly or indirectly by reason of any reference elsewhere herein to any such

Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document, and such omission to comply shall not constitute an Event of Default under Section 501(4) with respect to Outstanding Securities of such series, and the remainder of this Indenture and of the Securities of such series shall be unaffected thereby.

SECTION 1304.    Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to defeasance under Section 1302 and covenant defeasance under Section 1303 with respect to the Outstanding Securities of a particular series:

(1)  the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 609 who shall agree to comply with the provisions of this Article Thirteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) money in an amount, or (B) Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of (and premium, if any, on) and each instalment of principal of (and premium, if any) and interest on the Outstanding Securities of such series on the Stated Maturity of such principal or instalment of principal or interest and (ii) any mandatory sinking fund payments or analogous payments applicable to the Outstanding Securities of such series on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities. For this purpose, “Government Obligations” means securities that are (x) direct obligations of the government which issued the currency in which the Securities of such series are denominated for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of such government the payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such Government Obligation or a specific payment of principal of or interest on any such Government Obligation held by such custodian for the account of the holder of such depository receipt, provided, that, (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of such Government Obligation or the specific payment of principal of or interest on such Government Obligation evidenced by such depository receipt.

(2)  No Event of Default or event which, with notice or lapse of time or both, would become an Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit or, insofar as subsections 501(5)

and (6) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(3) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound.

(4) Such defeasance or covenant defeasance shall not cause any Securities of such series then listed on any national securities exchange registered under the Securities Exchange Act of 1934, as amended, to be delisted.

(5) In the case of an election with respect to Section 1302, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from the Internal Revenue Service a private letter ruling or there has been published by the Internal Revenue Service a revenue ruling pertaining to a comparable form of transaction, or (y) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(6) In the case of an election with respect to Section 1303, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(7) Such defeasance or covenant defeasance shall be effected in compliance with any additional terms, conditions or limitations which may be imposed on the Company in connection therewith pursuant to Section 301.

(8) The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 1302 or the covenant defeasance under Section 1303 (as the case may be) have been complied with.

SECTION 1305.    Deposited Money and Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 1003, all money and Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee—collectively for purposes of this Section 1305, the “Trustee”) pursuant to Section 1304 in respect of the Outstanding Securities of a particular series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this

Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 1304 or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities of such series.

Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations held by it as provided in Section 1304 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited for the purpose for which such money or Government Obligations were deposited.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

ARTICLE 14

SUBORDINATION

SECTION 1401.    Agreement to Subordinate.

The Company, for itself and its successors, and each Holder, by such Holder’s acceptance of Securities, agree that the payment of the principal of, any premium or interest on, or any other amounts due on the Securities is subordinated in right of payment, to the extent and in the manner stated in this Article, to the prior payment in full of all Senior Indebtedness. Each Holder by such Holder’s acceptance of the Securities authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Indebtedness and such Holder, the subordination provided in this Article and appoints the Trustee his attorney-in-fact for such purpose. If the Trustee does not file a proper claim or proof of debt in the form required in any voluntary or involuntary dissolution, winding up, liquidation, reorganization, arrangement or similar proceedings relating to the Company prior to 30 days before the expiration of time to file such claim or claims, then any holder or holders of Senior Indebtedness or their representative or representatives are hereby authorized to and have the right to file an appropriate claim for and on behalf of the Holders.

The Securities shall be senior in right of payment and in rights upon liquidation to all Junior Subordinated Indebtedness.

SECTION 1402.    No Payment on Securities if Senior Indebtedness in Default.

Anything in this Indenture to the contrary notwithstanding, no payment on account of principal of (and premium, if any), interest on or other amounts due on the Securities, and no redemption, purchase, or other acquisition of the Securities, shall be made by or on behalf of the Company (i) unless full payment of amounts then due for principal, sinking funds and interest and of all other amounts then due on all Senior Indebtedness has been made or duly provided for pursuant to the terms of the instrument governing such Senior Indebtedness, (ii) if, at the time of such payment, redemption, purchase or other acquisition, or immediately after giving effect thereto, there shall exist under any Senior Indebtedness, or any agreement pursuant to which any Senior Indebtedness is issued, any default, which default shall not have been cured or waived and which default shall have resulted in the full amount of such Senior Indebtedness being declared due and payable or (iii) if, at the time of such payment, redemption, purchase or other acquisition, the Trustee shall have received written notice (a “Payment Blockage Notice”) from the holders of the requisite aggregate principal amount of any issue of Senior Indebtedness (as set forth in the indenture or other agreement pursuant to which such Senior Indebtedness is issued), or their representative(s) or trustee(s) acting on their behalf, that there exists under such Senior Indebtedness, or any agreement pursuant to which such Senior Indebtedness is issued, any default, which default shall not have been cured or waived, permitting the holders of such requisite aggregate principal amount thereof to declare the full amount of such Senior Indebtedness due and payable, but only for the period (the “Payment Blockage Period”) commencing on the date of receipt of the Payment Blockage Notice and ending (unless earlier terminated by notice given to the Trustee by such holders) on the earlier of (A) the date on which such event of default shall have been cured or waived or (B) 180 days from the receipt of the Payment Blockage Notice. Upon termination of a Payment Blockage Period, payments on account of principal of, any premium or interest on, or any other amounts payable with respect to the Securities (other than amounts due and payable by reason of the acceleration of the maturity of the Securities) and redemptions, purchases or other acquisitions may be made by or on behalf of the Company. Notwithstanding anything herein to the contrary, (x) only one Payment Blockage Notice may be given during any period of 360 consecutive days with respect to the same event of default and any other events of default on the same issue of Senior Indebtedness existing and known to the Person or Persons giving such notice at the time of such notice and (y) no new Payment Blockage Period may be commenced by the holder or holders of the same issue of Senior Indebtedness or their representative or representatives during any period of 360 consecutive days unless all events of default which were the object of the immediately preceding Payment Blockage Notice, and any other event of default on the same issue of Senior Indebtedness existing and known to the Person or Persons giving such notice at the time of such notice, have been cured or waived. The provisions of this Section 1402 shall not prevent a sinking fund payment (if any) in respect of Securities made with Securities properly acquired prior to the happening of such default.

In the event that, notwithstanding the provisions of this Section 1402, payments are made by or on behalf of the Company in contravention of the provisions of this Section 1402, such payments shall be held by the Trustee, any Paying Agent or the Holders, as applicable, in trust for the benefit of, and shall be paid over to and delivered to, the holders of Senior Indebtedness or their representative or the trustee under the indenture or other agreement (if any), pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

The Company shall give prompt written notice to the Trustee and any Paying Agent of any default under any Senior Indebtedness or under any agreement pursuant to which any Senior Indebtedness may have been issued.

SECTION 1403.    Distribution on Acceleration of Securities; Dissolution and Reorganization; Subrogation of Securities.

(a)    Upon (i) any acceleration of the principal amount due on the Securities because of an Event of Default or (ii) any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other dissolution, winding up, liquidation or reorganization of the Company):

(A)  the holders of all Senior Indebtedness shall first be entitled to receive payment in full of the principal of (and premium, if any) and interest thereon and any other amounts due thereon before the Holders are entitled to receive payment on account of the principal of (and premium, if any) and interest on, or any other amounts due on the Securities;

(B)  any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities other than securities of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article with respect to the Securities, to the payment in full without diminution or modification by such plan of all Senior Indebtedness, to which the Holders or the Trustee would be entitled except for the provisions of this Article, shall be paid by the liquidating trustee or agent or other Person making such a payment or distribution, directly to the holders of Senior Indebtedness (or their representative(s) or trustee(s) acting on their behalf), ratably according to the aggregate amounts remaining unpaid on account of the principal of (and premium, if any) and interest on, and other amounts due on the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

(C)  in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities other than securities of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article with respect to the Securities, to the payment in full without diminution or modification by such plan of Senior Indebtedness, shall be received by the Trustee or the Holders before all Senior Indebtedness is paid in full, such payment or distribution shall be held in trust for the benefit of, and be paid over to, the holders of the Senior Indebtedness remaining unpaid (or their representative(s) or trustee(s) acting on their behalf), ratably as aforesaid, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

Subject to the payment in full of all Senior Indebtedness, the Holders shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on, and any other amounts payable with respect to the Securities shall be paid in full and, for purposes of such subrogation, no such payments or distributions to the holders of Senior Indebtedness of cash, property or securities which otherwise would have been payable or distributable to Holders shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders, be deemed to be a payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company and its creditors other than the holders of Senior Indebtedness, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of (and premium, if any) and interest on the Securities and any other amounts payable with respect to the Securities as and when the same shall become due and payable in accordance with the terms of the Securities or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than holders of Senior Indebtedness or, as between the Company and the Trustee, the obligations of the Company to the Trustee, nor shall anything herein or therein prevent the Trustee or the Holders from exercising all remedies otherwise permitted by law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness in respect of cash, property and securities of the Company received upon the exercise of any such remedy. Upon distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 601 hereof, and the Holders shall be entitled to rely upon a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article. The Trustee, however, shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness. Nothing contained in this Article or elsewhere in this Indenture, or in any of the Securities, shall prevent the application by the Trustee of any moneys which were deposited with it hereunder, prior to its receipt of written notice of facts which would prohibit such application, for the purpose of the payment of or on account of the principal of (and premium, if any) and interest on the Securities and any other amounts payable with respect to the Securities unless, prior to the date on which such application is made by the Trustee, the Trustee shall be charged with notice under Section 1403(c) hereof of the facts which would prohibit the making of such application.

(b)  The provisions of this Article shall not be applicable to any cash, properties or securities received by the Trustee or by any Holder when received as a holder of Senior Indebtedness and nothing in this Indenture shall deprive the Trustee or such Holder of any of its rights as such holder.

(c)  The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment of money to or by the Trustee in respect of the Securities pursuant to the provisions of this Article. The Trustee, subject to the provisions of Section 601 hereof, shall be entitled to assume that no such fact exists unless the Company or any holder of Senior Indebtedness or any trustee therefor has given such notice to the Trustee. Notwithstanding the provisions of this Article or any other provisions of this Indenture, the Trustee shall not be charged with knowledge of the existence of any fact which would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions in this Article, unless, and until 3 Business Days after, the Trustee shall have received written notice thereof at the address designated pursuant to Section 105 hereof from the Company or any holder or holders of Senior Indebtedness or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 601 hereof, shall be entitled in all respects conclusively to assume that no such fact exists; provided, that, if on a date not less than 2 Business Days immediately preceding the date upon which by the terms hereof any such monies may become payable for any purpose, including, without limitation, the principal of (and premium, if any) and interest on and any other amounts payable with respect to such Security, and any amounts immediately due and payable upon the execution of any instrument acknowledging satisfaction and discharge of this Indenture, as provided in Article Four hereof, the Trustee shall not have received with respect to such monies the notice provided for in this Section 1403(c), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date.

The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee on behalf of any such holder or holders). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment; nor shall the Trustee be charged with knowledge of the curing or waiving of any default of the character specified in Section 1402 hereof or that any event or any condition preventing any payment in respect of the Securities shall have ceased to exist, unless and until the Trustee shall have received an Officers’ Certificate to such effect.

(c)  The provisions of this Section 1403 applicable to the Trustee shall also apply to any Paying Agent for the Company.

SECTION 1404.    Reliance by Senior Indebtedness on Subordination Provisions.

Each Holder of any Security by such Holder’s acceptance thereof acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration for each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness, and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness. Notice of any default in the payment of any Senior Indebtedness, except as expressly stated in this Article, and notice of acceptance of the provisions hereof are hereby expressly waived. Except as otherwise expressly provided herein, no waiver, forbearance or release by any holder of Senior Indebtedness under such Senior Indebtedness or under this Article shall constitute a release of any of the obligations or liabilities of the Trustee or Holders of the Securities provided in this Article. Except as otherwise expressly provided herein, no right of any present or future holder of Senior Indebtedness to enforce the subordination provisions hereof shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any such holder or by any noncompliance by the Company with the terms, provisions or covenants of this Indenture, regardless of any knowledge thereof which such holder may have otherwise been charged with.

SECTION 1405.    Trustee’s Relation to Senior Indebtedness.

The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article in respect of any Senior Indebtedness at any time held by it, to the same extent as any holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not owe any fiduciary duty to the holders of Senior Indebtedness but shall have only such obligations to such holders as are expressly set forth in this Article. Each Holder of a Security by such Holder’s acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee such Holder’s attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding up or liquidation or reorganization under any applicable bankruptcy law of the Company (whether in bankruptcy, insolvency or receivership proceedings or otherwise), the timely filing of a claim for the unpaid balance of such Holder’s Securities in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file a claim or proof of debt in the form required in such proceedings prior to 10 days before the expiration of the time to file such claims or proofs, then the holders of Senior Indebtedness, jointly, or their representative shall have the right to demand, sue for, collect, receive and receipt for the payments and distributions in respect of the Securities which are required to be paid or delivered to the holders of Senior Indebtedness as provided in this Article and to file and prove all claims therefor and to take all such other action in the name of the Holders or otherwise, as such holder of Senior Indebtedness or representative thereof may determine to be necessary or appropriate for the enforcement of the provisions of this Article.

SECTION 1406.    Other Provisions Subject Hereto.

Except as expressly stated in this Article, notwithstanding anything contained in this Indenture to the contrary, all the provisions of this Indenture and the Securities are subject to the provisions of this Article. However, nothing in this Article shall apply to or adversely affect the claims of, or payment to, the Trustee pursuant to Section 607.

ARTICLE 15

CONVERSION

SECTION 1501.    Conversion Privilege.

If so provided in a Board Resolution, and set forth in an Officers’ Certificate, or in one or more indentures supplemental hereto, with respect to the Securities of any series, the Holder of a Security of such series shall have the right, at such Holder’s option, to convert, in accordance with the terms of such series of Securities and this Article, all or any part (in a denomination of, unless otherwise specified in such Board Resolution, and set forth in such Officers’ Certificate, or in any such indenture supplemental hereto, with respect to Securities of such series, $1,000 in principal amount or any integral multiple thereof) of such Security into shares of Common Stock.

SECTION 1502.    Conversion Procedure; Conversion Price; Fractional Shares.

(a)  Each Security to which this Article is applicable shall be convertible at the office of the Conversion Agent, and at such other place or places, if any, specified in a Board Resolution with respect to the Securities of such series, into fully paid and nonassessable shares (calculated to the nearest 1/100th of a share) of Common Stock. The Securities will be converted into shares of Common Stock at the Conversion Price therefor. No payment or adjustment shall be made in respect of dividends on the Common Stock or accrued interest on a converted Security except as described in Section 1509. The Company may, but shall not be required, in connection with any conversion of Securities, to issue a fraction of a share of Common Stock and, if the Company shall determine not to issue any such fraction, the Company shall, subject to Section 1503(4), make a cash payment (calculated to the nearest cent) equal to such fraction multiplied by the Closing Price of the Common Stock on the last Trading Day prior to the date of conversion.

(b)  Before any Holder of a Security shall be entitled to convert the same into Common Stock, such Holder shall surrender such Security duly endorsed to the Company or in blank, at the office of the Conversion Agent or at such other place or places, if any, specified in a Board Resolution, and set forth in an Officers’ Certificate, or in one or more indentures supplemental hereto, with respect to the Securities of such series, and shall give written notice to the Company at said office or place that such Holder elects to convert the same and shall state in writing therein the principal amount of Securities to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for Common Stock to be issued; provided, however, that no Security or portion thereof shall be accepted for conversion unless the principal amount of such Security or such portion, when added to the principal amount of all other Securities or portions thereof then being surrendered by the Holder thereof for conversion, exceeds the then effective Conversion Price with respect thereto. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock which shall be deliverable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted thereby) so surrendered. Subject to the next succeeding sentence, the Company will, as soon as practicable thereafter, issue and deliver at said office or place to such Holder of a Security, or to such Holder’s nominee or nominees, certificates for the number of full shares of Common Stock to which such Holder shall be entitled as aforesaid, together, subject to the last sentence of paragraph (a) above, with cash in lieu of any fraction of a share to which such Holder would otherwise be entitled. The Company shall not be required to deliver certificates for shares of Common Stock while the stock transfer books for such stock or the Security Register are duly closed for any purpose, but certificates for shares of Common Stock shall be issued and delivered as soon as practicable after the opening of such books or Security Register. A Security shall be deemed to have been converted as of the close of business on the date of the surrender of such Security for conversion as provided above, and the Person or Persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such Common Stock as of the close of business on such date. In case any Security shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Securities so surrendered, without charge to such Holder (subject to the provisions of Section 1508), a new Security or securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Security.

SECTION 1503.    Adjustment of Conversion Price for Common Stock.

The Conversion Price with respect to any Security which is convertible into Common Stock shall be adjusted from time to time as follows:

(1)    In case the Company shall, at any time or from time to time while any of such Securities are outstanding, (i) pay a dividend in shares of its Common Stock to holders of Common Stock, (ii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, (iii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock or (iv) make a distribution in shares of Common Stock to holders of Common Stock, then the Conversion Price in effect immediately before such action shall be adjusted so that the Holders of such Securities, upon conversion thereof into Common Stock immediately following such event, shall be entitled to receive such number of shares of Common Stock which they would have owned or been entitled to receive upon or by reason of such event if such Securities had been converted immediately before the record date (or, if no record date, the effective date) for such event. An adjustment made pursuant to this Section 1503(1) shall become effective retroactively immediately after the record date in the case of a dividend or distribution and shall become effective retroactively immediately after the effective date in the case of a subdivision or combination. For the purposes of this Section 1503(1), each Holder of Securities shall be deemed to have failed to exercise any right to elect the kind or amount of securities receivable upon the payment of any such dividend, subdivision, combination or distribution (provided, that, if the number of shares of Common Stock receivable upon such dividend, subdivision, combination or distribution is not the same for each nonelecting share, then the kind and amount of securities or other property receivable upon such dividend, subdivision, combination or distribution for each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares).

(2)    In case the Company shall, at any time or from time to time while any of such Securities are outstanding, issue rights or warrants to all holders of shares of its Common Stock entitling them (for a period expiring within 45 days after the record date for such issuance) to subscribe for or purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share less than the Current Market Price of the Common Stock at such record date (treating the price per share of the securities convertible into Common Stock as equal to (x) the sum of (i) the price for a unit of the security convertible into Common Stock and (ii) any additional consideration initially payable upon the conversion of such security into Common Stock divided by (y) the number of shares of Common Stock initially underlying such convertible security), the Conversion Price with respect to such Securities shall be adjusted so that it shall equal the price determined by dividing the Conversion Price in effect immediately prior to the date of issuance of such rights or warrants by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are initially convertible), and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares or securities which the aggregate offering price of the total number of shares or securities so offered for subscription or purchase (or the aggregate purchase price of the convertible securities so offered plus the aggregate amount of any additional consideration initially payable upon conversion of such securities into Common Stock) would purchase at such Current Market Price of the Common Stock. Such adjustment shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such rights or warrants.

(3)    In case the Company shall, at any time or from time to time while any of such Securities are outstanding, distribute to all holders of shares of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation and the Common Stock is not changed or exchanged) cash, evidences of its indebtedness, securities or assets (excluding (i) periodic cash dividends in amounts, if any, determined from time to time by the Board of Directors, (ii) dividends payable in shares of Common Stock for which adjustment is made under Section 1503(1) or (iii) rights or warrants to subscribe for or purchase securities of the Company (excluding those referred to in Section 1503(2))), then in each such case the Conversion Price with respect to such Securities shall be adjusted so that it shall equal the price determined by dividing the Conversion Price in effect immediately prior to the date of such distribution by a fraction, the numerator of which shall be the

Current Market Price of the Common Stock on the record date referred to below, and the denominator of which shall be such Current Market Price of the Common Stock less the then fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the cash or assets or evidences of indebtedness or securities so distributed or of such subscription rights or warrants applicable to one share of Common Stock (provided, that, such denominator shall never be less than 1.0); provided, however, that no adjustment shall be made with respect to any distribution of rights to purchase securities of the Company if a Holder of Securities would otherwise be entitled to receive such rights upon conversion at any time of such Securities into Common Stock unless such rights are subsequently redeemed by the Company, in which case such redemption shall be treated for purposes of this Section as a dividend on the Common Stock. Such adjustment shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such distribution; and in the event that such distribution is not so made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such record date had not been fixed.

(4)    The Company shall be entitled to make such additional adjustments in the Conversion Price, in addition to those required by subsections 1503(1), 1503(2) and 1503(3), as shall be necessary in order that any dividend or distribution of Common Stock, any subdivision, reclassification or combination of shares of Common Stock or any issuance of rights or warrants referred to above shall not be taxable to the holders of Common Stock for United States Federal income tax purposes.

(5)    In any case in which this Section 1503 shall require that any adjustment be made effective as of or retroactively immediately following a record date, the Company may elect to defer (but only for 5 Trading Days following the filing of the statement referred to in Section 1505) issuing to the Holder of any Securities converted after such record date the shares of Common Stock issuable upon such conversion over and above the shares of Common Stock issuable upon such conversion on the basis of the Conversion Price prior to adjustment; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(6)    All calculations under this Section 1503 shall be made to the nearest cent or one-hundredth of a share, with one-half cent and 0.005 of a share, respectively, being rounded upward. Notwithstanding any other provision of this Section 1503, the Company shall not be required to make any adjustment of the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of such price. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% in such price. Any adjustments under this Section 1503 shall be made successively whenever an event requiring such an adjustment occurs.

(7)    In the event that at any time, as a result of an adjustment made pursuant to this Section 1503, the Holder of any Security thereafter surrendered for conversion shall become entitled to receive any shares of Common Stock other than shares of Common Stock into which the Securities originally were convertible, the Conversion Price of such other shares so receivable upon conversion of any such Security shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in subparagraphs (1) through (6) of this Section 1503, and the provision of Sections 1501, 1502 and 1504 through 1509 with respect to the Common Stock shall apply on like or similar terms to any such other shares and the determination of the Board of Directors as to any such adjustment shall be conclusive.

(8)    No adjustment shall be made pursuant to this Section (i) if the effect thereof would be to reduce the Conversion Price below the par value (if any) of the Common Stock or (ii) subject to 1503(5) hereof, with respect to any Security that is converted prior to the time such adjustment otherwise would be made.

SECTION 1504.    Consolidation or Merger of the Company.

In case of either (i) any consolidation or merger to which the Company is a party, other than a merger or consolidation in which the Company is the surviving or continuing corporation and which does not result in a reclassification of, or change (other than a change in par value or from par value to no par value or from no par value to par value, as a result of a subdivision or combination) in, outstanding shares of Common Stock or (ii) any sale or conveyance of all or substantially all of the property and assets of the Company to another Person, then each Security subject to this Article Fifteen then outstanding shall be convertible from and after such merger, consolidation, sale or conveyance of property and assets into the kind and amount of shares of stock or other securities and property (including cash) receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which such Securities would have been converted immediately prior to such consolidation, merger, sale or conveyance, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article (and assuming such holder of Common Stock failed to exercise his rights of election, if any, as to the kind or amount of securities, cash or other property (including cash) receivable upon such consolidation, merger, sale or conveyance (provided, that, if the kind or amount of securities, cash or other property (including cash) receivable upon such consolidation, merger, sale or conveyance is not the same for each nonelecting share, then the kind and amount of securities, cash or other property (including cash) receivable upon such consolidation, merger, sale or conveyance for each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares or securities)). The Company shall not enter into any of the transactions referred to in clause (i) or (ii) of the preceding sentence unless effective provision shall be made so as to give effect to the provisions set forth in this Section 1504. The provisions of this Section 1504 shall apply similarly to successive consolidations, mergers, sales or conveyances.

SECTION 1505.    Notice of Adjustment.

Whenever an adjustment in the Conversion Price with respect to a series of Securities is required:

(1)  the Company shall forthwith place on file with the Trustee and any Conversion Agent for such Securities a certificate of the Treasurer of the Company, stating the adjusted Conversion Price determined as provided herein and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment, such certificate to be conclusive evidence that the adjustment is correct; and

(2)  a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall be given by first-class mail, postage prepaid by the Company to each Holder of record of such Outstanding Securities at his address appearing in the Security Register.

SECTION 1506.    Notice in Certain Events.

In case:

(1)  of a consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or conveyance to another Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or other group (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended), of all or substantially all of the property and assets of the Company;

(2)  of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

(3)  of any action triggering an adjustment of the Conversion Price pursuant to this Article;

then, in each case, the Company shall cause to be filed with the Trustee and the Conversion Agent for the applicable Securities, and shall cause to be mailed, first class, postage prepaid, to the Holders of record of applicable securities as their addresses appear on the Security Register, at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of any distribution or grant of rights or warrants triggering an adjustment to the Conversion Price pursuant to this Article, or, if a record is not to be taken, the date as of which the holders of record of Common Stock entitled to such distribution, rights or warrants are to be determined, or (y) the date on which any reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up triggering an adjustment to the Conversion Price pursuant to this Article is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.

Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in clause (1), (2) or (3) of this Section.

SECTION 1507.    Company to Reserve Stock; Registration; Listing.

(1)    The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Securities subject to this Article Fifteen, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all applicable outstanding Securities into such Common Stock at any time (assuming that, at the time of the computation of such number of shares or securities, all such Securities would be held by a single holder); provided, however, that nothing contained herein shall preclude the Company from satisfying its obligations in respect of the conversion of the Securities by delivery of purchased shares of Common Stock which are held in the treasury of the Company. The Company shall from time to time, in accordance with the laws of the State of Delaware, use its best efforts to cause the authorized amount of the Common Stock to be increased if the aggregate of the authorized amount of the Common Stock remaining unissued and the issued shares of such Common Stock in its treasury (other than any such shares reserved for issuance in any other connection) shall not be sufficient to permit the conversion of all Securities subject to this Article Fifteen.

(2)    If any shares of Common Stock which would be issuable upon conversion of Securities hereunder require registration with or approval of any governmental authority before such shares or securities may be issued upon such conversion, the Company will in good faith and as expeditiously as possible endeavor to cause such shares or securities to be duly registered or approved, as the case may be. The Company will endeavor to list the shares of Common Stock required to be delivered upon conversion of the Securities prior to such delivery upon the principal national securities exchange upon which the outstanding Common Stock is listed at the time of such delivery.

SECTION 1508.    Taxes on Conversion.

The Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or the portion, if any, of the Securities which are not so converted in a name other than that in which the Securities so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of such tax or has established to the satisfaction of the Company that such tax has been paid.

SECTION 1509.    Conversion After Record Date.

If any Securities are surrendered for conversion subsequent to the Regular Record Date preceding an Interest Payment Date but on or prior to such Interest Payment Date (except Securities called for redemption on a Redemption Date between such Regular Record Date and Interest Payment Date), the Holder of such Securities at the close of business on such Regular Record Date shall be entitled to receive the interest payable on such Securities on such Interest Payment Date notwithstanding the conversion thereof. Securities surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except in the case of Securities which have been called for redemption on a Redemption Date within such period) be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the Securities being surrendered for conversion. Except as provided in this Section 1509, no adjustments in respect of payments of interest on Securities surrendered for conversion or any dividends or distributions or interest on the Common Stock issued upon conversion shall be made upon the conversion of any Securities.

SECTION 1510.    Corporate Action Regarding Par Value of Common Stock.

Before taking any action which would cause an adjustment reducing the applicable Conversion Price below the then par value (if any) of the shares of Common Stock deliverable upon conversion of the Securities, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

SECTION 1511.    Company Determination Final.

Any determination that the Company or the Board of Directors must make pursuant to this Article is conclusive.

SECTION 1512.    Trustee’s Disclaimer.

The Trustee has no duty to determine when an adjustment under this Article should be made, how it should be made or what it should be. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company’s failure to comply with this Article. Each Conversion Agent other than the Company shall have the same protection under this Section as the Trustee.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

R. R. DONNELLEY & SONS COMPANY

By:
Name:
Title:

Attest:

By:
Name:
Title:

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

By:
Name:
Title:

Attest:

By:
Name:
Title:

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STATE OF ILLINOIS COUNTY OF COOK		ss.:

On the              day of             ,             , before me personally came             , to me known, who, being by me duly sworn, did depose and say that s/he is              R. R. Donnelley & Sons Company, one of the corporations described in and which executed the foregoing instrument; that s/he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that s/he signed her/his name thereto by like authority.

My	commission expires ,

}
STATE OF OHIO COUNTY OF CUYAHOGA		ss.:

On the              day of             ,             , before me personally came             , to me known, who, being by me duly sworn, did depose and say that s/he is              of J.P. Morgan Trust Company, National Association, the national banking association described in and which executed the foregoing instrument; that s/he knows the seal of said national banking association; that the seal affixed to said instrument is such seal; that it was so affixed by authority of the Board of Directors of said national banking association, and that s/he signed her/his name thereto by like authority.

My	commission expires ,